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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

       Date of Report (Date of earliest event reported): August 12, 2002
                                                         ---------------

                            PHOTOELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)


      Massachusetts                  0-21667                    04-3035323
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
     of incorporation)                                      Identification No.)

                         -------------------------------
                             9 Executive Park Drive
                            North Billerica, MA 01862
                                 (978) 670-8777

    (Address,including zip code, of registrant's principal executive offices and registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certifying Accountant

     On August 12, 2002, the Company engaged Deloitte & Touche LLP to serve as independent public accountants for the fiscal year ending December 28, 2002. The decision to engage Deloitte & Touche LLP was approved by the Company's Audit Committee of the Board of Directors under authority of the Company's Board of Directors.

     During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Deloitte & Touche, LLP, neither the Company nor anyone acting on its behalf consulted with Deloitte & Touche, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Deloitte & Touche LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       PHOTOELECTRON CORPORATION


                                       By: /s/ Timothy W. Baker
                                           ---------------------------
                                           Timothy W. Baker
                                           President and Chief Financial Officer

Dated: August 13, 2002


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